                                  EXHIBIT 10.51

                              SETTLEMENT AGREEMENT

1.0   PARTIES


      The parties to this Agreement are:

      ECONOMIC DEVELOPMENT BANK FOR PUERTO RICO, hereinafter referred to as the "BANK" ;

      ELECTROPURE, INC. (formerly HOH Water Technology Corporation), hereinafter referred to as "ELECTROPURE" OR THE "COMPANY"; and

      EDI COMPONENTS, hereinafter referred to as "EDI".

2.0   EFFECTIVE DATE OF AGREEMENT

      This Agreement shall be effective as of May 23, 1997, subject to final approval and ratification of the form and substance of this Agreement, and Exhibits hereto, by the Boards of Directors of the respective parties. Each party shall provide the other parties hereto with satisfactory evidence of corporate authority to execute this Agreement and the Exhibits hereto on or before June 13, 1997.

3.0   DEFINITIONS

      3.1 The "Date of this Agreement" is its effective date, as specified in Paragraph 2.0 above.

      3.2 The "Superior Court Action" is the lawsuit filed by the Bank against the Defendants in the Superior Court of Puerto Rico in San Juan, titled Banco de Desarrollo Economico Para Puerto Rico v. HOH Water Technologies Corp., HOH International, Inc., Harry O'Hare, David C. Kravitz, James I Cruver, Ronald O'Hare, Paul Ovando, Catherine Patterson and Radames Torres, Carmen M. Morales and the Sociedad Legal de Gananciales Formed by these H/N/C HOH/CNM2 Enterprises, Inc., Civil No. KAC93/0151 (902).

      3.3 "Stock" is Electropure, Inc. Class A Common Stock, as defined in Exhibit "A" attached hereto and made a part hereof, which contains restrictions on the Bank's ability to sell, trade, or otherwise transfer the shares imposed by the federal securities laws or applicable "blue Sky" laws. Notwithstanding the above, the Bank recognizes and agrees that the Common Stock may not be sold for a period of one (1) year from the Transfer Date.

      3.4 The "Cash Obligation" is the obligation created by this Agreement wherein EDI and/or Electropure will pay to the Bank the sum of $12,000.00 according to the terms set forth below and in the 8% One-Year Convertible Term Note (the "Note") attached hereto as Exhibit "B".

      3.5. A "Business Day" is any day of the week that is not a Saturday, Sunday, or legal holiday.

      3.6 "Transfer Date" is the date that Electropure transfers to the Bank all 100,000 shares of Stock called for in this Agreement, but not later than June 13, 1997.
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      3.7 An "Uncured Default" is a failure by EDI and/or Electropure, as the case may be, to make any payment or transfer to the Bank of any Stock or Warrants called for in this Agreement or any payments called for in the Note attached hereto as Exhibit "B" at the time, or in the precise manner called for herein, or the failure to timely comply with Paragraphs 9.0 and
      10.0 hereof, together with the failure of EDI and/or Electropure to cure such default within 48 hours of the Bank's written demand to cure the default.

      3.8   "Fair Market Value per share of Stock" of Electropure, Inc. shall be

            (a) The average of the following prices for the 20 consecutive trading days before revocation (pursuant to paragraph 11.4 hereof):

                  (i) If the Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the last reported sale price of the Stock on such exchange or system on each such trading day or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

                  (ii) If the Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on each such trading day; or

            (b) If the Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value of the Stock shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of Electropure ending prior to a revocation pursuant to Paragraph 11, determined in such reasonable manner as may be prescribed by mutual agreement of the parties or by an independent appraiser mutually approved by the parties.

      3.9 "Warrants" are Electropure, Inc. warrants to purchase 100,000 shares of Stock of Electropure, Inc., at a price of $1.00 per share, as defined in the Warrant Agreement attached hereto and made a part hereof as Exhibit "C". Such warrants shall be subject to transfer restrictions under the Securities Act of 1933, as amended, as provided on the form of the Warrant Agreement.

      3.10  "Defendants" shall mean the defendants in the Superior Court Action.

4.0   RECITALS

      4.1 The Bank has obtained a judgment against the Defendants in the amount of $3,000,000 in the Superior Court Action, plus costs, interest and $20,000 in legal fees.

      4.2 All parties desire to settle the disputes between them without further litigation.



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5.0   BANK'S AGREEMENT TO EXECUTE SATISFACTION OF JUDGMENT

      5.1 Within ten (10) days after Electropure and EDI satisfactorily perform all of the terms of this Agreement, as set forth below, including, but not limited to the terms contained in Paragraphs 6, 7, 8, 9 and 10 of this Agreement, the Bank agrees to file in the proper court a properly executed Notice of Conditional Satisfaction of Judgment in the Superior Court Action (the "Notice") and will provide Electropure with a file stamped copy of the document. The Notice shall specifically provide that it shall be automatically revoked upon the occurrence of an Uncured Default and will include all of the Defendants.

      5.2 Concurrently with the filing of the Notice, the Company will file a dismissal of its current challenge to the judgment in the Superior Court Action.

6.0   EXECUTION OF PROMISSORY NOTE

      6.1 In exchange for the Bank's performance, as described above, EDI and Electropure agree to execute the 8% One-Year Convertible Term Note (the "Note") attached hereto and made a part hereof as Exhibit "B". For purposes of the preceding sentence, if an Uncured Default shall occur or in the event the Bank revokes this Agreement in accordance with Paragraph
      11.2 hereof, it shall be deemed to have complied and performed the obligations hereunder. The amount of such Note represents Twelve Thousand Dollars ($12,000.00) in payment of attorneys' fees and to reimburse the Bank for the air travel, hotel and car rental expenses incurred by its representatives in traveling to California to execute this Settlement Agreement (The "Cash Obligation") Payment by EDI and Electropure of the Cash Obligation shall be made in accordance with the terms of such Note.

      6.2 All payment made pursuant to this Agreement that are made on or after the Date of this Agreement shall be made by certified check or cashier's check.

7.0   DELIVERY TO BANK OF SHARES OF RESTRICTED STOCK

      7.1 In addition to the delivery of the executed Note (Exhibit "B") and Warrants (Exhibit "C"), Electropure will deliver to the Bank, within fifteen (15) days of the Date of this Agreement, One Hundred Thousand (100,000) shares of restricted Stock.

            (a) By acceptance of these Shares, the Bank agrees and understands that neither Electropure nor EDI is under any obligation to register the Shares on its behalf or to assist it in complying with any exemption from registration.

            (b) Electropure intends to file a registration statement within one
      (1) year. If Electropure files a registration statement within five (5) years of the Date of this Agreement, Electropure shall provide the Bank with four weeks notice of its intention to file such registration statement (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), to the end that the Shares may be sold under the Act as promptly as practicable thereafter and Electropure will use its best efforts to cause such registration to become effective and continue to be effective (current) (including the taking of such steps as are necessary to obtain the removal



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
      of any stop order) for a period equal to the lesser of two (2) years or until the holder has advised Electropure that all of the Shares have been sold; provided, that if at the time of a proposed registration statement, the Shares can be sold under Rule 144 of the Act without any restriction and the Company removes any legends restricting transfers of the Shares, the Company does not have to include the Shares in any registration statement; provided further, that the Bank shall furnish Electropure with appropriate information (relating to the intentions of such Holder) in connection therewith as Electropure shall reasonably request in writing.

            (c) The following provision of this Section 7 shall also be applicable:

                  (i) Following the effective date of such registration statement, Electropure shall upon the request of any owner of the Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all the Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish Electropure with such appropriate information (relating to the intentions of such holder) in connection therewith as Electropure shall request in writing.

                  (ii) Electropure shall bear the entire cost and expense of any registration of securities under this Section 6 notwithstanding that other shares may be included in any such registration. Any holder whose Shares are included in any such registration statement pursuant to this Section 6 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Shares sold by it pursuant thereto; provided, however, if the Shares are sold through an underwriter in a firm commitment offering along with Common Stock of the Company, the Company shall pay the registration fees and the underwriting discounts and commissions for the Shares.

                  (iii) Electropure shall indemnify and hold harmless the holder and any underwriter who may purchase from or sell for any such holder any Shares or from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 7 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to Electropure by such holder or underwriter expressly for use therein.

                  (iv) If in such registration statement, the Company proposes to sell its Common Stock through an underwriter on a firm commitment basis, it shall use its best efforts to have the underwriter underwrite the Shares.

            The agreements of Electropure with respect to the Shares in this
      Section 7 shall continue in effect notwithstanding any other provision contained in this Agreement to the contrary.



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      7.2 The failure of Electropure, for any reason, to deliver to the Bank all
      Stock called for in this Agreement by the Transfer Date shall constitute an Uncured Default under paragraph 3.7 of this Agreement, entitling the Bank to proceed under paragraph 11.2 below and to rescind the obligations set forth in Paragraph 5.1 above.

8.0   DELIVERY TO BANK OF WARRANT AGREEMENT

      8.1 In addition to the delivery of the executed Note pursuant to Paragraph 6 hereof and the delivery of Stock in accordance with Paragraph 7 hereof, Electropure will execute and deliver, concurrent with the execution of this Agreement, the Warrant Agreement attached hereto and made a part hereof as Exhibit "C". Such Warrant Agreement represents the right of the Bank to purchaseOne Hundred Thousand (100,000) Shares of the Stock for the price of One Dollar ($1.00) per share (the "Exercise Price") for five (5) years, all as set forth in the Warrant Agreement attached hereto. The Bank may exercise the Warrants at any time during such five (5) year period, without restriction. The Warrants shall be subject to transfer restrictions under the Act, as provided on the form of the Warrant Agreement attached hereto. All Warrants discussed in this Agreement shall mean Warrants containing the terms described in this paragraph.

      8.2 The Bank agrees and understands that the registration conditions imposed on the Shares under Paragraph 7.1(a) through (c) of this Agreement shall also apply to the Common Stock underlying the Warrants issued hereby.

9.0   TERMINATION OF LICENSE AGREEMENTS BETWEEN ELECTROPURE AND EDI

      9.1 Electropure and EDI will deliver to the Bank, within 60 days of the Effective Date hereof, an executed copy of an agreement, to be negotiated, which will provide for the following:

            (a) Termination of the 1992 license relationship between Electropure and EDI, resulting in the conveyance of all assets licensed and leased thereunder to Electropure; provided, however, that EDI shall not be required to convey to Electropure any assets licensed and/or leased under the 1992 agreements which assets have heretofore been disposed of, i.e., inventory, obsolete office equipment, furniture and fixtures. All capital equipment and molds, as defined in the 1992 License Agreement, together with all manufacturing equipment leased to EDI must, however, be included in such conveyance.

            (b) Such negotiated agreement shall in no event nor for any reason permit any further or future conveyance of such assets by Electropure to EDI. Further, such negotiated agreement shall not contain terms of any substance or nature which would or could have a materially adverse affect the rights of the Bank hereunder.

            (c)   Realignment of the current Board of Directors of Electropure.

10.0  WAIVER OF RIGHT TO APPEAL JUDGMENT AND GENERAL RELEASE

      10.1 Electropure agrees irrevocably to waive its right to appeal any portion of the judgment in the Superior Court Action or any right to collaterally attack the validity or the enforceability of the



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      judgment entered in the Superior Court Action. Electropure further agrees to cause the other defendants described in Paragraph 3.2 above to irrevocably waive their rights to appeal or collaterally attack any portion of such judgment, to obtain a mutual release from each Defendant in the form of Section 10.2 hereof, and to provide the Bank with written documentation thereof within thirty (30) days of the Effective Date.

      10.2 The Bank, on one hand, of its own free will, knowingly and voluntarily releases and forever discharges EDI, Electropure, each of the defendants in the Superior Court Action and their predecessors, successors, assigns, heirs, executors, administrators, shareholders, officers, directors and agents, attorneys, subsidiaries, insurance carriers, and divisions and affiliated corporations (jointly referred to as "Electropure Released Parties"), and EDI and Electropure, on the other hand, of each of their own free will, knowingly and voluntarily releases and forever discharges the Bank and its predecessors, successors, assigns, shareholders, officers, directors, agents, attorneys, subsidiaries, insurance carriers, and divisions and affiliated corporations (jointly referred to as "Bank Released Parties") of and from any and all actions or causes of action, suits, claims, charges, complaints, contracts (whether oral or written, express or implied from any source), and promises, whatsoever, in law or equity, which may now have or hereafter can, shall, or may have against the Electropure Released Parties on one hand, and the Bank Released Parties on the other hand, including all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims, or damages for, upon, or by reasons of any matter, cause or thing whatsoever including, but not limited to, any and all matters arising out of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which it, he or she may now have, has ever had, or may in the future have against the Electropure Released Parties, on one hand, and the Bank Released Parties, on the other hand, which is based in whole or in part on the Superior Court Action on any matter, agreement or issue related to or subject to the dispute involving the Superior Court Action.

      10.3 It is understood and agreed that this is a full and general release covering all unknown, undisclosed and unanticipated losses, wrongs, injuries, debts, claims or damages to the Superior Court Action and the subject matter thereof which may have arisen, or may arise from any act or omission prior to the date of execution of this release of an act or omission as THEREFORE, EACH OF BANK, EDI AND ELECTROPURE HEREBY WAIVES ANY AND ALL RIGHTS OR BENEFITS WHICH IT MAY NOW HAVE, OR IN THE FUTURE MAY HAVE, UNDER THE TERMS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in [his, her or its] favor at the time of executing the release, which if known [by him, her or it] must have materially affected [his, her or its] settlement with the debtor.

      10.4 The Bank, EDI and Electropure each represent and warrant that they have consulted with counsel as to the effect of the general release and have not sold or transferred the claims which are the subject matter of the general release.



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

11.0  REMEDIES FOR FAILURE TO PERFORM

      11.1 In light of the relationship between the Bank and the Defendants and between Electropure and EDI, and their prior interactions, Electropure and EDI acknowledge that a material portion of the consideration for this Agreement received by the Bank is their promise to perform the terms of this Agreement to the letter. Any failure by Electropure or EDI to perform any term of this Agreement as expressly agreed to herein shall constitute a material breach of the entire Agreement, and shall entitle the Bank to invoke and rely upon any of the provisions or remedies set forth below. The parties further acknowledge that time is of the essence in this Agreement.

      11.2 In addition to any rights the Bank may have under any paragraph contained herein, in the event of any Uncured Default by Electropure or EDI, the Bank shall have the right to revoke this Agreement.

      11.3 If the Bank revokes this Agreement under paragraph 11.2 above, it shall provide all parties to this Agreement with a written Notice of Revocation. After revocation of this Agreement, the Bank shall be entitled to enforce the judgment in the Superior Court Action for the entire amount of that judgment, plus interest at an annual rate of 9.75% from the date of the judgment in the Superior Court Action, less any cash payments already received by the Bank under this Agreement.

      11.4 Upon revocation of this Agreement, the Bank shall, at its sole option and discretion, either return all Stock and Warrants transferred to it by Electropure under this Agreement, or shall keep such Stock and Warrants. If the Bank elects to keep the Stock and Warrants upon revocation of this Agreement, Electropure shall be entitled to receive credit for the Common Stock against the amount of the judgment in the Superior Court Action equal to the Fair Market Value of the Stock transferred to the Bank. Credit for the Warrants shall be determined by subtracting the Exercise Price of the Warrants from the Fair Market Value of the Common Stock on the date of revocation, but in no event shall the value of the Warrants be less than zero.

      11.5 If any party to this Agreement brings an action to enforce his or its rights under this Agreement, the substantially prevailing party shall be entitled to recover his or its expenses and costs, including court costs and reasonable attorneys' fees, if any, incurred in connection with such suit.

12.0  INVESTMENT

      By acceptance of the Shares in consideration for the representations and warranties of Electropure and EDI herein contained, the Bank agrees that the Shares are acquired for the purpose of investment and not with a present view to the sale or distribution thereof and that, with respect to the Shares, the Bank agrees to execute the Stock Representation Agreement attached hereto and made a part hereof as Exhibit "D".

13.   RIGHT OF FIRST REFUSAL

      If the Bank proposes to engage in a bona fide Sale, directly or indirectly, to an unaffiliated, bona fide third party, any of the Shares, then prior to taking any such action, the Bank shall deliver to



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      Electropure a statement in writing (the "Statement") setting forth (i) the date of the Statement (the "Statement Date"); (ii) the manner in which the Sale is proposed to occur; and (iii) the consideration for the proposed Sale (the "Offer"). Electropure shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Option"), to purchase all of the Shares subject to the Option upon the same terms and conditions set forth in the Statement. The Option shall be exercised by Electropure by giving notice (the "Option Notice") to the Bank, within 15 days following the date of the Statement, that the Company elects to exercise the Option. Upon exercise of the Option, the Bank shall have the obligation to consummate the Sale or and subject to the terms and conditions set forth in the Statement. Failure by Electropure to give an Option Notice within fifteen (15) days following the date of the Statement shall be deemed an election by it not to exercise the Option and the Bank shall be entitled to sell the Shares for ninety (90) days thereafter at a price not less than that set forth in the Statement. A Sale shall mean any sale of the Shares.

14.0  MODIFICATION MUST BE IN WRITING

      The parties agree that if they make any modifications in this Agreement, or modify the rights of any party under this Agreement, that such modification will be made in writing, signed by all affected parties. No modification to this Agreement or to any parties' rights under this Agreement will be effective unless it is made in writing as provided herein.

15.0  SOLE AGREEMENT

      Except for the Satisfaction of Judgment which the Bank will provide to Electropure pursuant to this Agreement after Electropure and EDI have completely performed their obligations under this Agreement, this Agreement, and the Exhibits hereto, represents the sole and entire Agreement between the parties and supersedes all prior agreements, negotiations and discussions between the parties to this Agreement, and their respective counsel with respect to the subject matters covered by this Agreement.

16.0  CONSTRUCTION OF THIS AGREEMENT AND VENUE

      The language of this Agreement shall not be construed for or against any particular party. The headings used in this Agreement are for reference only, and shall not affect the construction of this Agreement. Jurisdiction for any lawsuit under this Agreement shall be exclusively in federal court in Puerto Rico.

17.0  NONADMISSION OF LIABILITY

      Nothing in this Agreement, or the fact that any party has entered into this Agreement, or performed any term of this Agreement, shall constitute, or be construed as an admission of any liability whatsoever by any party to any other party hereto.



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18.0  NOTICES

      All notices of default, demands to cure default, at least ten (10) days advance notice of any intent to file a lawsuit, and notices of revocation called for under this Agreement shall be made in writing. Where possible, they shall be transmitted via facsimile to all other parties to this Agreement, and their counsel, at the addresses, telephone numbers, and facsimile numbers listed below. After being transmitted via facsimile, all notices shall be sent, using overnight delivery service or mail, to all parties listed below.

      All other notices called for in this Agreement shall be sent to all parties at the names and addresses set forth below, via certified or first-class mail.

      THE BANK:                     Economic Development Bank for Puerto Rico
                                    Attn:  Mr. Javier Mercado
                                    Director of Venture Capital
                                    268 Munoz Rivera Avenue, 7th Floor
                                    Hato Rey, PR   00918
                                    Telephone:  (787) 766-4300
                                    Facsimile:  (787) 767-7925

      Counsel designated to receive notices on behalf of the Bank:

                                    Jaime Santos, Esq.
                                    Pietrantoni Mendez & Alvarez
                                    209 Munoz Rivera Avenue
                                    Hato Rey, PR   00918
                                    Telephone:  (787) 274-1212
                                    Facsimile:  (787) 274-1470

      ELECTROPURE:                  Electropure, Inc.
                                    ATTN:  Catherine Patterson
                                    Chief Financial Officer
                                    23251 Vista Grande, Suite A
                                    Laguna Hills, CA  92653
                                    Telephone:  (714) 770-9187
                                    Facsimile:  (714) 770-9209

      EDI:                          EDI Components
                                    ATTN:  Floyd Panning, President
                                    23251 Vista Grande, Suite A
                                    Laguna Hills, CA  92653
                                    Telephone:  (714) 770-9347
                                    Facsimile:  (714) 770-9209

      Counsel designated to receive notices on behalf of Electropure and EDI:

                                    Ronald P. Givner, Esq.
                                    Jeffer, Mangels, Butler & Marmaro
                                    2121 Avenue of the Stars., 10th Floor



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
                                    Los Angeles, CA   90067
                                    Telephone:  (310) 203-8080
                                    Facsimile:  (310) 203-0567

19.0  AUTHORIZATION; NO CONFLICT

      The execution and delivery of this Settlement Agreement and the performance by Electropure and/or EDI of their respective obligations under this Agreement are within the corporate powers of Electropure and EDI, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of the law or of the charter or by-laws of Electropure or EDI or of any agreement binding upon either of them.

20.0  COUNTERPARTS.

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the dates indicated below, effective as of the date indicated above in paragraph 2.0.

BANK:                               ECONOMIC DEVELOPMENT BANK
                                          FOR PUERTO RICO

                                    By    /s/  Javier Mercado
                                      ------------------------------------------

                                    Title:  Director, Venture Capital
                                          --------------------------------------

                                    Date:  May 16, 1997
                                         ---------------------------------------

ELECTROPURE:                        ELECTROPURE, INC.

                                    By    /s/  Cahterine Patterson
                                      ------------------------------------------

                                    Title:  Chief Financial Officer
                                          --------------------------------------

                                    Date:  May 16, 1997
                                         ---------------------------------------

EDI:                                EDI COMPONENTS

                                    By    /s/  Floyd Panning
                                      ------------------------------------------

                                    Title:  President
                                          --------------------------------------

                                    Date:  May 16, 1997
                                         ---------------------------------------



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
                                   EXHIBIT "A"
                                       TO
                              SETTLEMENT AGREEMENT


                          DESCRIPTION OF CAPITAL STOCK

CLASS A COMMON STOCK

Electropure, Inc. (the "Company") is authorized to issue up to 20,000,000 shares of $0.01 par value Common Stock. In May, 1996, the Company's shareholders approved a one-for-ten reverse stock split of its then currently outstanding Class A and Class B Common Stock. Consequently, on July 25, 1996 the currently outstanding 18,960,695 shares of Class A Common Stock were reconstituted and converted into 1,896,070 shares of $0.01 par value Class A Common Stock. The issued and outstanding shares of Class A Common Stock and the shares being offered hereby and the shares issuable upon exercise of Warrants when exercised and issued, will be validly issued, fully paid and nonassessable.

Holders of Class A Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders and except as may otherwise be required by law or as set forth under "Description of Capital Stock Class B Common Stock," will vote with the holders of the Class B Common Stock and Convertible Preferred Stock as one class. Under California law, separate class voting is required for mergers or sales of substantially all the Company's assets. If, prior to the election of directors, any shareholder has given notice that he intends to cumulate his votes, then for the election of directors each shareholder may cumulate votes for any nominee, if the nominee's name was placed in nomination prior to the voting. In cumulative voting, each shareholder is entitled in the election of directors to one vote for each voting share held by him multiplied by the number of directors to be elected and may cast all such votes for a single nominee for directors or may distribute them among any two or more nominees as he sees fit.

The shares of Class A Common Stock have no preemptive, subscription, conversion or redemption rights. Upon liquidation, dissolution or winding up of the Company, the holders of Class A Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution to shareholders, subject to the liquidation rights held by the Class B Common Stock and the Convertible Preferred Stock, and the prior rights, if any, which may be established in the future for Preferred Stock, if any. See "Description of Capital Stock - Preferred Stock". Holders of Class A Common Stock are entitled to dividends when, as and if declared by the Board of Directors out of funds legally available therefor along with the holders of the Class B Common Stock, subject to any prior rights when may be granted in the future to holders of Preferred Stock.

As of the fiscal year ended October 31, 1996, 2,224,766 shares and 83,983 shares of the Company's Class A and Class B Common Stock were outstanding, respectively.

CLASS B COMMON STOCK

Pursuant to the July 25, 1996 one-for-ten reverse stock split, 839,825 authorized and outstanding shares of Class B Common Stock (all of which are issued and owned by Harry M. O'Hare, Sr.) were reconstituted and converted into 83,983 authorized and outstanding shares of $0.01 par value Class B Common Stock. The Class B Common Stock, the Common Stock and the Convertible Preferred Stock vote as a single class on all matters except as required by law and except if a reverse stock split or stock split is effected on the Common Stock and a similar verse stock split or stock split is not effected on the Class B Common Stock or if a stock dividend in Class B Common Stock is not declared equal to a stock dividend declared on the Common Stock. In the latter situations, a separate class vote of the Class B Common Stock is required.

Each share of Class B Common Stock carries eight votes per share and is entitled to non-stock dividends and liquidation payments equal to 80% of those paid on the Common Stock. The Class B Common Stock may not be transferred or assigned by the owner thereof. If a transfer is made of a share of Class B Common Stock in contravention of such restrictions, such share will automatically be converted into a share of Common Stock. Class B Common Stock will automatically convert, on a share-for-share basis, into shares of Common Stock upon the death of Harry
M. O'Hare, Sr.

CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue 2,600,000 shares of Convertible Preferred Stock, $0.01 par value. In March, 1987, an aggregate of 2,492,152(6) shares of Convertible Preferred Stock had been issued pro rata to all of the shareholders of the then currently outstanding Common Stock and Class B Common Stock. On July 28, 1988, the balance of 107,848(7) Convertible Preferred Shares were issued to Harry M. O'Hare, Sr. as a bonus. Each share of Convertible Preferred Stock has one vote per share and except as otherwise may be required by law or set forth in "Description of Capital Stock - Class B Common Stock," will vote as a class on all matters with the Common Stock. The Convertible Preferred Stock is not entitled to receive any dividends, and in the event of liquidation, dissolution or winding up of the Company, each share is entitled to share ratably in all assets available for distribution at the rate equal to one share of Common Stock up to a maximum of $0.01 per share. The shares of Convertible Preferred Stock have no preemptive rights or other rights to subscribe for additional securities and there are no redemption or sinking fund provisions with respect to such shares.

Each share of Convertible Preferred Stock was to have been convertible into one share of Common Stock upon the first to occur of any of the following:

            The daily market price per share of the Company's Common Stock equaled or exceeded $5.00, $6.50 or $8.00 per share for 30 consecutive trading days during the fiscal years ending October 31, 1988, 1989 and 1990, respectively, or

------------

(6) Of the 2,492,152 shares of Convertible Preferred Stock issued in March, 1987, Harry M. O'Hare received 1,049,780 shares, all of which were subject to the same transfer conditions imposed by the California Corporation Commission. In February, 1989, pursuant to a divorce settlement, Mr. O'Hare waived his rights to 118,151 of such shares in favor of Sandra K. O'Hare (now deceased).

(7) Such shares were not subject to transfer restrictions and on February 6, 1989 were transferred to five individuals in various amounts (including 81,149 shares transferred to Sandra K. O'Hare as part of the above divorce settlement).

            The net earnings per share for the Common Stock of the Company equaled or exceeded $0.41, $0.85 or $1.36 per share for the fiscal years ending October 31, 1988, 1989 and 1990, respectively.

The Company did not achieve the after-tax earnings and/or market prices and as of January 31, 1991, the Convertible Preferred Stock became redeemable by the Company for $0.01 per share as soon as the Company has the funds legally available to do so.

The Convertible Preferred Stock is not assignable or transferable (except upon death or upon approval of a majority of the members of the Board of Directors not holding shares of Convertible Preferred Stock).

PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of Preferred Stock, $1.00 par value, none of which are currently outstanding. The terms of the Preferred Stock, or any series thereof, may be determined from time to time by the Board of Directors. Such shares may be convertible into Common Stock and may have rank superior to the Common Stock in the payment of dividends, liquidation rights, voting and other rights, preferences and privileges. Future shares of Preferred Stock may be issued by the Company without submitting a proposal regarding the issuance of such shares to a vote of holders of Common Stock. The Company in the future could issue Preferred Stock in a situation designed to discourage a tender offer. The Company has no present plans to issue any shares of Preferred Stock.

WARRANTS

      CLASS A AND CLASS B WARRANTS. On June 25, 1987, pursuant to the Company's initial public offering of Common Stock, the Company authorized the issuance of Redeemable Class A Warrants to purchase an aggregate of 3,375,000 shares of Common Stock and 3,375,000 Class B Warrants at $3.25 per share. The Class B Warrants were exercisable at $5.00 per share. The June 24, 1992 expiration date of such Class A and Class B Warrants was extended by the Company to June 24, 1994 at which time they expired.

      OTHER WARRANTS AND STOCK OPTIONS. On various dates through July 25, 1996, the Company's Board of Directors has granted other options and warrants to purchase Common Stock at prices ranging from $0.05 to $1.63 per share. As a result of the one-for-ten reverse stock split, 3,681,353 currently outstanding warrants and options were reconstituted and converted on July 25, 1996 into 368,135 of such warrants and options to purchase Common Stock at prices ranging from $0.50 to $16.30 per share.

In February, 1996, the Company issued 300,000 warrants to purchase common stock at $2.25 per share as partial consideration for a $500,000 loan to the Company's licensee. Such warrants were not affected by the above-described reverse stock split.

                                   EXHIBIT "B"
                                       TO
                              SETTLEMENT AGREEMENT


                        8% ONE-YEAR CONVERTIBLE TERM NOTE

$12,000.00                                                          May 23, 1997

      ELECTROPURE, INC., a California corporation ("ELECTROPURE") and EDI COMPONENTS, a California corporation ("EDI") (hereinafter collectively referred to as the "Company"), for the value received, jointly and severally hereby unconditionally and absolutely promise to pay to the order of THE ECONOMIC DEVELOPMENT BANK FOR PUERTO RICO, or holder (collectively, the "HOLDER"), upon presentation and surrender of this Note at their office at 23251 Vista Grande, Suite A, Laguna Hills, California 92653, or such other place as the Company may, from time to time, designate, the sum of ($12,000,00), in lawful money of the United States, on May 23, 1998 or upon receipt by the Company of a minimum of $300,000 in Equity Funding (as hereinafter defined), whichever shall first occur, or if such day is not a regular business day, then on the next business day thereafter (the "Maturity Date"). Accrued interest shall be paid in accordance with the terms set forth in Section 2 hereof.

            1.    CONVERSION.

            (a) The Holder of this Note shall have the right, at its option, at any time the Fair Market Value of the Common Stock of Electropure shall equal or exceed One Dollar ($1.00) and up until 5:00 P.M. Los Angeles time on the fifth
(5th) day immediately before the Maturity Date (except that, with respect to any portion of this Note which shall be called for prepayment, such right shall as to such portion terminate at 5:00 P.M. Los Angeles time on the fifth (5th) day immediately prior to the Prepayment Date (as defined in Section 2 hereof)), to convert all or any portion of this Note, including interest accrued thereon, subject to the terms and provisions of this Section 1, into Electropure Class A Common Stock (the "Conversion Shares") at and having a value equal to One Dollar ($1.00) per share (the "Conversion Price").

      The Conversion Shares shall have the rights, preferences and privileges set forth in Exhibit "A" to the Settlement Agreement under DESCRIPTION OF CAPITAL STOCK - "Common Stock".

            (b) As promptly as practicable after the surrender, as herein provided, of this Note for conversion, Electropure shall deliver or cause to be delivered, to or upon the written order of the Holder of this Note so surrendered, certificates representing the number of full shares into which this Note or any portion thereof may be converted in accordance with the provisions of this Section 1, together with any check in payment for fractional shares. Such conversion shall be deemed to have been made at the close of business on the date that this Note shall have been received by the Company for conversion, with a written Notice of Conversion duly executed, in satisfactory form for conversion, so that the rights of the Holder of this Note as a Noteholder, to the extent of that portion of the Note so converted, shall cease at such time and, subject to the following provisions of this Section 1(b). If this Note shall be converted in part only, Electropure, Inc. shall, upon surrender of this Note for cancellation, execute and deliver a new Note evidencing the rights of the Holder thereof with regard to that portion of the Note not converted. The person or persons entitled to receive the Conversion Shares of Class A Common Stock (the "Common Stock") upon conversion of this Note shall be treated for all purposes as having become the record holder or holders of such Shares of Common Stock at such time and such conversion shall be at the Conversion Price in effect at such time; provided, however, that no such surrender upon voluntary conversion on any date when the stock transfer books of Electropure shall be closed shall be effective to constitute the person or persons entitled to receive the Shares of Common Stock upon such conversion as the record holder or holders of such Shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such Shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; and such conversion shall be at the Conversion Price in effect on the date that this Note shall have been surrendered for conversion in satisfactory form for conversion, as if the stock transfer books of Electropure had not be closed.

            (c) No adjustment in respect of declared but unpaid cash dividends on the Common Stock shall be made upon the conversion of this Note.

      2.    PAYMENTS AND PREPAYMENTS.

            (a) All payment and prepayments of principal and interest shall be made in immediately available funds to the Holder at its office at 268 Munoz Rivera Avenue, 7th Floor, Hato Rey, Puerto Rico 00918.

            (b) The unpaid principal amount of the Note from time to time outstanding shall bear interest from the date of this Note at the rate of Eight Percent (8%) per annum until paid. Accrued interest shall be payable on the Maturity Date and shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.

            (c) The Company may prepay at any time all or any part of this Note by notifying the Holder in writing at least fifteen (15) days in advance of the proposed date for prepayment (the "Prepayment Date"). The notice shall state:

                  (1) The Prepayment Date;

                  (2) that the portion of the Note to be repaid may be converted at any time before 5:00 P.M. Los Angeles time on the fifth (5th) day immediately prior to the Prepayment Date;

                  (3) that Holders who want to convert any portion of this Note must satisfy the requirements in Section (1) hereof;

                  (4) the Note called for prepayment must be surrendered to the Company to collect the amount being prepaid, and if less than the entire principal amount is being repaid, to receive a new Note for the remaining balance; and

                  (5) that interest on the portion of the Note called for prepayment ceases to accrue on and after the Prepayment Date.

            (d) Once notice of prepayment is mailed, the part of this Note called for prepayment, unless converted, becomes due and payable on the Prepayment Date. Upon surrender to the Company, such part of this Note shall be paid at the Prepayment Date, plus accrued interest on the portion of the principal being prepaid to the Prepayment Date.

            (e) Upon surrender of this Note to be prepaid in part, the Company shall issue to the Holder a new Note equal in principal amount to the nonprepaid portion of this Note surrendered.

      3.    FAIR MARKET VALUE OF THE COMMON STOCK.

            "Fair Market Value per share of Common Stock of Electropure, Inc." shall be:

            (a) The average of the following prices for the 20 consecutive trading days before the Conversion Date:

                  (i) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the last reported sale price of the Common Stock on such exchange or system on each such trading day or if no such sale is made (or reported) on such day, the average closing bid and asked prices for such day on such exchange or system; or

                  (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the Electronic Bulletin Board or National Quotation Bureau, Inc. on each such trading day; or

            (b) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value of the Common Stock shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of Electropure ending prior to a conversion, determined in such reasonable manner as may be prescribed by mutual agreement of the parties or by an independent appraiser mutually approved by the parties.

      4.    EQUITY FUNDING.

            For purposes of this Note, the term "Equity Funding" shall mean any monies received from the sale of the equity securities of Electropure and/or EDI, or either of them. Equity Funding shall specifically exclude any revenues from the sale of products or from licensing arrangements.

      5.    NOTICES TO NOTEHOLDER.

            So long as this Note shall be outstanding, if Electropure (i) shall pay any dividend or make any distribution upon the Common Stock or (ii) shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) shall effect a capital reorganization, reclassification of capital stock, consolidation or merger with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of Electropure to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of Electropure, then in any such case, Electropure shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

      6.    RECLASSIFICATION, REORGANIZATION OR MERGER.

            In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of Electropure, or in case of any consolidation or merger of Electropure with or into another corporation(other than a merger with a subsidiary or with EDI Components in which merger Electropure is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon conversion of this Note) or in case of any sale, lease or conveyance to another corporation of the property of Electropure as an entirety, Electropure shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by converting this Note at any time prior to the payment in full of the Note, to acquire the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been acquired upon conversion of this Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provisions shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Note. The foregoing provisions of this Section 6 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

      7.    REGISTRATION UNDER THE SECURITIES ACT OF 1933.

            (a) By acceptance of this Note, Holder agrees and understands that neither Electropure nor EDI is under any obligation to register the Conversion Shares on its behalf or to assist it in complying with any exemption from registration.

            (b) Electropure intends to file a registration statement within one
(1) year. If Electropure files a registration statement within five (5) years of the date of this Agreement, Electropure shall provide the Bank with four weeks notice of its intention to file such registration statement (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Act"), to the end that the Shares may be sold under the Act as promptly as practicable thereafter and Electropure will use its best efforts to cause such registration to become effective and continue to be effective (current) (including the taking of such steps as are necessary to obtain the removal of any stop order) for a period equal to the lesser of two (2) years or until the holder has advised Electropure that all of the Shares have been sold; provided, that if at the time of a proposed registration statement, the Shares can be sold under Rule 144 of the Act without any restriction and the Company removes any legends restricting transfers of the Shares, the Company does not have to include the Shares in any registration statement; provided further, that the Bank shall furnish Electropure with appropriate information (relating to the intentions of such Holder) in connection therewith as Electropure shall reasonably request in writing.

            (c) The following provision of this Section 7 shall also be applicable:

                  (i) Following the effective date of such registration statement, Electropure shall upon the request of any owner of the Note and the Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all the Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish Electropure with such appropriate information (relating to the intentions of such holder) in connection therewith as Electropure shall request in writing.

                  (ii) Electropure shall bear the entire cost and expense of any registration of securities under this Section 6 notwithstanding that other shares may be included in any such registration. Any holder whose Shares are included in any such registration statement pursuant to this Section 6 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Shares sold by it pursuant thereto; provided, however, if the Shares are sold through an underwriter in a firm commitment offering along with Common Stock of the Company, the Company shall pay the registration fees and the underwriting discounts and commissions for the Conversion Shares.

                  (iii) Electropure shall indemnify and hold harmless the holder and any underwriter who may purchase from or sell for any such holder any Shares or from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any post-effective amendment thereto under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 7 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein no misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to Electropure by such holder or underwriter expressly for use therein.

                  (iv) If in such registration statement, the Company proposes to sell its Stock through an underwriter on a firm commitment basis, it shall use its best efforts to have the underwriter underwrite the Shares.

            The agreements of Electropure with respect to the Shares in this
Section 7 shall continue in effect regardless of the conversion or payment of this Note.

      8.    INVESTMENT.

            (a) By acceptance of this Note, the Holder agrees that this Note and the Conversion Shares (collectively, the "Securities") are acquired for the purpose of investment and not with a present view to the sale or distribution thereof and that, with respect to the Securities the Holder agrees to the following representations and covenants:

                  (1) The Securities are being acquired for the purpose of investment and not with a present view to the sale or distribution thereof.

                  (2) The recipient is familiar with the affairs and financial condition of the Company and is financially capable of holding this Note for investment.

                  (3) No sale, transfer, assignment, hypothecation or other disposition of the Securities will be made except (i) in a transaction in compliance with the registration requirements of the Act, or (ii) in a transaction pursuant to an exemption from the registration requirements of the Act, or (iii) in a transaction or under circumstances to which the registration requirements of the Act are not applicable.

            (b) The Securities and all agreements or certificates with respect to any Securities shall be subject to the following legend:

        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      9.    RIGHT OF FIRST REFUSAL.

            If the Bank proposes to engage in a bona fide Sale, directly or indirectly, to an unaffiliated, bona fide third party, any of the Shares, then prior to taking any such action, the Bank shall deliver to Electropure a statement in writing (the "Statement") setting forth (i) the date of the Statement (the "Statement Date"); (ii) the manner in which the Sale is proposed to occur; and (iii) the consideration for the proposed Sale (the "Offer"). Electropure shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Option"), to purchase all of the Shares subject to the Option upon the same terms and conditions set forth in the Statement. The Option shall be exercised by Electropure by giving notice (the "Option Notice") to the Bank, within 15 days following the date of the Statement, that the Company elects to exercise the Option. Upon exercise of the Option, the Bank shall have the obligation to consummate the Sale or and subject to the terms and conditions set forth in the Statement. Failure by Electropure to give an Option Notice within fifteen (15) days following the date of the Statement shall be deemed an election by it not to exercise the Option and the Bank shall be entitled to sell the Shares for 90 days thereafter at a price not less than that set forth in the Statement. A Sale shall mean any sale of the Shares.

      10. EVENTS OF DEFAULT. If one or more of the following described events shall occur (each an "Event of Default"):

            (a) The Company shall fail to pay the principal of, or interest on, this Note within five (5) days of its due date; or

            (b) The Company shall fail to perform or observe any of the provisions contained in any Section of this Note and such failure shall continue for more than thirty (30) days after the Holder has given written notice to the Company; or

            (c) Any material representation or warranty made in writing by or on behalf of the Company in this Note shall prove to have been false or incorrect in any material respect, or omits to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made, and the Company shall have failed to cure such false or incorrect statement within thirty (30) days after the Holder has given written notice to the Company; or

            (d) The Company shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Company shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Company and such appointment shall continue undischarged for a period of thirty
(30) days; or the Company shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Company and shall remain undismissed for a period of ninety (90) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within ninety (90) days after its issue or levy; or

            (e) The Company shall be enjoined, restrained or in any way prevented by a court order from continuing to conduct all or any material part of its business affairs;

            (f) Any suit, action or other proceeding (judicial or administrative) commenced against the Company, or with respect to any assets of the Company, shall threaten to have a material adverse effect on their future operations, including, without limitation a final judgment or settlement in excess of $25,000 in excess of insurance shall be entered in, or agreed to in respect of any such suit, action or proceeding.

      THEN, or at any time thereafter, and in each and every case:

                  (1) Where the Company is in default under the provisions of
Section 10(d) hereof, the entire unpaid principal amount of the Note, all interest accrued and unpaid thereon, and all other amounts payable to the Holder hereunder shall automatically become and be forthwith due and payable without offset or counterclaim of any kind and without presentment, demand, protest or notice of any kind, and without regard to the running of the statute of limitations, all of which are hereby expressly waived by the Company; and

                  (2) In any other case referred to in this Section 10, the Holder may, by written notice to the Company, as the case may be, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable, without offset or counterclaim of any kind and without presentment, demand, or protest, and without regard to the running of any statutes of limitation, all of which are hereby expressly waived by the Company.

            Any declaration made pursuant to Section 10(2) hereof is subject to the condition that, if at any time after the principal of this Note shall have become due and payable, and before any judgment or decree for the payment of the moneys so due, or any thereof, shall have been entered, all arrears of interest upon this Note (except that principal of this Note which by such declaration shall have become payable) shall have been duly paid, and every Event of Default shall have been made good, waived or cured, then and in every such case the Holder shall be deemed to have rescinded and annulled such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

      11. CORPORATE OBLIGATION. It is expressly understood that this Note is solely a corporate obligation of the Company (Electropure and EDI), as the case may be, and that any and all personal liability, either at common law or in equity, or by constitution or statute, of, and any and all rights and claims against, every stockholder, officer, or director, as such, past, present or future, are expressly waived and released by the Holder as a part of the consideration for the issuance hereof.

      12. AUTHORIZATION; NO CONFLICT. The borrowings hereunder, the execution and delivery of the Note and the performance by the Company of their respective obligations under this Agreement and the Note are within the corporate powers of the Company, have been authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any agreement binding upon the Company.

      13. TRANSFER. Subject to the appropriate provisions of the Act and of
Section 9 hereof, this Note or any portion of the principal amount hereof (or any remaining balance if any pre-payments have occurred pursuant to Section 2 hereof) is transferable on the records of the Company upon presentation of this Note, properly endorsed, at its principal office; upon such presentation and transfer a new Note or Notes will be issued. For the purposes of payment and all other purposes, the Company shall deem and treat the person in whose name this
Note is registered as the absolute owner hereof and the Company shall not be affected by any notice to the contrary.

      14.   MISCELLANEOUS.

            Notwithstanding the foregoing, the Company promises to pay interest after maturity (whether by acceleration or otherwise, and before as well as after judgment) at 11% per annum on balances, if any, then outstanding.

      15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Electropure and EDI have caused this Note to be executed in Laguna Hills, California as of the day and year first above written.

COMPANY:                            ELECTROPURE, INC.

                                    By__________________________________________
                                            Catherine Patterson
                                            Chief Financial Officer


                                    EDI COMPONENTS


                                    By__________________________________________
                                             Floyd Panning
                                             President


HOLDER:                             ECONOMIC DEVELOPMENT BANK
                                          FOR PUERTO RICO


                                    By__________________________________________

                                    Title:______________________________________



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
                                 EXHIBIT 10.51

                                   EXHIBIT "C"
                                       TO
                              SETTLEMENT AGREEMENT


                                WARRANT AGREEMENT


This is to certify that, for value received, THE ECONOMIC DEVELOPMENT BANK FOR PUERTO RICO, or assigns, ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from ELECTROPURE, INC. (formerly HOH Water Technology Corporation), a California corporation ("Company"), One Hundred Thousand (100,000) fully paid, validly issued and nonassessable shares of Common Stock, $0.01 par value, of the Company ("Common Stock") at any time or from time to time during the period from the date hereof until the 5:00 P.M. Los Angeles City Time on June 13, 2002 (the "Exercise Period") at an initial exercise price equal to One Dollar ($1.00) per share. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

A. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time during the Exercise Period, and during the Exercise Period the Holder shall have the right to exercise this Warrant into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than fourteen (14) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

B. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.



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

C. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

      (1) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

      (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

      (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the Fair Market Value of the Common Stock shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of Electropure ending prior to an exercise pursuant to Paragraph 11, determined in such reasonable manner as may be prescribed by mutual agreement of the parties or by an independent appraiser mutually approved by the parties.

D. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with an assignment duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt of the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.



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

E. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

F. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

      (1) In case the Company shall (i) declare a dividend or make a contribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivisions, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

      (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

      (3) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of each Warrant to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certificate public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section F and a certificate signed by such firms shall be conclusive evidence of the correctness of such adjustment.

      (4) In the event that at any time, as a result of an adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

      (5) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to



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
express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

G. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of a Warrant executed and delivered pursuant to Section A and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

H. RIGHT OF FIRST REFUSAL. If Holder proposes to engage in a bona fide Sale, directly or indirectly, to an unaffiliated, bona fide third party, any of the Shares, then prior to taking any such action, Holder shall deliver to Electropure a statement in writing (the "Statement") setting forth (i) the date of the Statement (the "Statement Date"); (ii) the manner in which the Sale is proposed to occur; and (iii) the consideration for the proposed Sale (the "Offer"). Electropure shall thereupon have the irrevocable and exclusive option, but not the obligation (the "Option"), to purchase all of the Shares subject to the Option upon the same terms and conditions set forth in the Statement. The Option shall be exercised by Electropure by giving notice (the "Option Notice") to Holder, within 15 days following the date of the Statement, that the Company elects to exercise the Option. Upon exercise of the Option, Holder shall have the obligation to consummate the Sale or and subject to the terms and conditions set forth in the Statement. Failure by Electropure to give an Option Notice within fifteen (15) days following the date of the Statement shall be deemed an election by it not to exercise the Option and the Bank shall be entitled to sell the Shares for 90 days thereafter at a price not less than that set forth in the Statement. A Sale shall mean any sale of the Shares.

I. NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or
(iii) if the capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.



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

J. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary or with EDI Components in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section J shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section F hereof.

      IN WITNESS THEREOF, the Company has caused this Warrant to be signed and attested by the Undersigned, being duly authorized, as of June 13, 1997.


                                    ELECTROPURE, INC.


                                    BY__________________________________________
                                          CATHERINE PATTERSON
                                          CORPORATE SECRETARY




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                                   EXHIBIT "D"
                                       TO
                              SETTLEMENT AGREEMENT


                         STOCK REPRESENTATION AGREEMENT


      THIS STOCK REPRESENTATION AGREEMENT (the "Agreement") is made and entered into as of June 13, 1997, by and between ELECTROPURE, INC. (formerly HOH WATER TECHNOLOGY CORPORATION), a California corporation (the "Company") and the ECONOMIC DEVELOPMENT BANK FOR PUERTO RICO (the "Bank").

1. ACQUISITION OF SHARES. The Company hereby issues to the Bank One Hundred Thousand (100,000) shares of its $0.01 par value, Common Stock (the "Shares") in partial consideration of the settlement of the lawsuit brought by the Bank against the Company and certain current and former officers and directors of the Company (Civil Number KAC93/0151 (902) in the Free Associated State of Puerto Rico, First Instance Tribunal, Superior Court Room, San Juan, Banco de Desarrollo Economico of Puerto Rico v. HOH Water Technologies Corp., et al.).

2.    REPRESENTATIONS AND WARRANTIES OF BANK.   The Bank represents and warrants
      to the Company.

      2.1 The Shares are being acquired by the Bank for investment for an indefinite period, for the Bank's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Bank has no present intention of distributing the same.

      2.2 Except as set forth in the Settlement Agreement, the Bank does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to the Shares.

      2.3 The Bank understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") in reliance upon the exemptions from the registration provisions of the Act contained in
      Section 4(2) thereof, and any continued reliance on such exemption is predicated on the representations of the Bank set forth herein.

      2.4. The Bank (i) has adequate means of providing for its current needs and possible personal contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in the Shares for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to the Bank's net worth, and the Bank's investment in the Shares will not cause such overall commitment to become excessive.



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      2.5 The Bank is an "accredited investor" (as defined in Regulation D promulgated under the Act).

      2.6 The Bank recognizes that the Company has had no revenues, is in the development/premarketing stage and that the Shares as an investment involve significant risks.

      2.7 The Bank understands that the Shares must be held indefinitely unless the sale or other transfer thereof is subsequently registered under the Act, as amended, or an exemption from such registration is available.

      2.8 The Bank will not transfer the Shares without registering them under applicable federal or state securities laws unless the transfer is exempt from registration under such laws. The Bank understands that legends will be placed on the certificates representing the Shares, with respect to the above restrictions on resale or other disposition of the Shares and that stop transfer instructions have or will be placed with respect to the Shares so as to restrict the assignment, resale or other disposition thereof. The legend shall be eliminated upon the satisfaction of the time period set forth in Rule 144 of the Act.

      2.9 The Company will direct its transfer agent to place such an order in its books respecting the transfer of the Shares, and the certificate or certificates representing the Shares will bear the following legend or a legend substantially similar thereto:

            "THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF:
            (1) AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT, OR (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      2.10 The Bank understands that Rule 144, promulgated by the Securities and Exchange Commission under the Act, may not be currently available for sale of the Shares, and there is no assurance that it will be available at any particular time in the future. If and when Rule 144 is available for sale of the Common Stock underlying the Shares, such sales in reliance upon Rule 144 may only be made (i) in limited quantities after the Shares have been held for one year after being issued by the Company, or (ii) in unlimited quantities by non-affiliates after the Shares have been held for two years after being issued by the Company, in each case in accordance with the conditions of the Rule, all of which must be met (including the requirement, if applicable, that adequate information concerning the Company is then available to the public). The Company has no obligation to supply the information required for sales under Rule 144 and the Company is not currently in compliance with the informational requirements of Rule 144.

      2.11 The Bank has determined that the acquisition of the Shares is fair and appropriate for the Bank based solely upon the Bank's independent investigation and due diligence of the



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
      Company, and neither the Company nor any of its agents, including, without limitation, any of their officers, directors, employees, accountants and attorneys, has made any representations or warranties whatsoever in connection with the issuance of the Shares by the Company to the Bank. The Bank has had sufficient opportunity in connection with the sale of the Shares to review the Company's business and affairs (including, without limitation, the Company's financial statements and other information included in the Company's filings with the Securities and Exchange Commission). The Company has had answered to the Bank's satisfaction any questions with respect to the Company's business and affairs. The Bank further has had the opportunity to obtain independent financial, legal, accounting, business, tax and other appropriate advice with respect to the transactions contemplated by this Agreement, and is not relying upon the Company or any of its agents in any manner in connection with same.

3. AMENDMENT. This Agreement may not be amended except by written document executed by the parties.

4. SUBJECT HEADINGS. Subject headings are included for convenience only and shall not be deemed part of this Agreement.

5. SEVERABILITY. If any provision of this Agreement shall be held unenforceable as applied to any circumstance, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to effect the intent of the parties. The parties further agree to replace any such unenforceable provision with an enforceable provision (and to take such other action) which will achiever, to the extent possible, the purposes of the unenforceable provision.

6. ATTORNEYS' FEES. In any action to enforce this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable costs, including, without limitation, attorneys' fees.

7. PARTIES BOUND. This Agreement is binding on and shall inure to the benefit of the parties and their respective successors, assigns, heirs, and legal representatives.

8. SURVIVAL. The representations, warranties, covenants, and agreements contained in this Agreement shall survive the consummation of the transactions contemplated hereby.

9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


      COMPANY:                ELECTROPURE, INC.


                              By________________________________________________
                                    Catherine Patterson, Chief Financial Officer

                              Address:
                              23251 Vista Grande, Suite A
                              Laguna Hills, California   92653


      BANK:                   ECONOMIC DEVELOPMENT BANK
                                 FOR PUERTO RICO


                              By________________________________________________

                              Title_____________________________________________

                              Address:
                              268 Munoz Rivera Avenue, 7th Floor
                              Hato Rey, Puerto Rico   00918






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